10.1 Agreement between Registrant and Citadel Security Software Inc., dated as of December 4, 2006.

                                    AGREEMENT

THIS AGREEMENT (this "Agreement") is made as of the 4th day of December, 2006 (the "Effective Date"), by and among Citadel Security Software Inc., a Delaware corporation (the "Company"), and CT Holdings Enterprises, Inc., a Delaware corporation ("CT").

WHEREAS: Company and CT are parties to (i) that certain Tax Disaffiliation Agreement (the "Tax Disaffiliation Agreement") dated as of May 17, 2002, and
(ii) that certain Transition Services Agreement (the "Transition Services Agreement") dated as of May 17, 2002 (the Tax Disaffiliation Agreement and the Transition Services Agreement, collectively, the "CT Agreements").

WHEREAS: In connection with, and as required by, the terms of that certain Asset Purchase Agreement, dated as of October 2, 2006, by and among the Company, McAfee Inc. ("McAfee") and certain other parties, as the same may be amended from time to time (the "Purchase Agreement"), and as an inducement to McAfee to enter into the Purchase Agreement, the Company and CT desire to (i) cancel and terminate the CT Agreements, (ii) have each party release the other from all outstanding liabilities to each other, and (iii) have Company assign to CT certain causes of action and rights of Company, all effective upon the closing (the "Closing") of the transaction contemplated by the Purchase Agreement.

WHEREAS: Section 7.18 of the Agreement and Plan of Distribution (the "Distribution Agreement"), dated as of May 17, 2002, by and among the Company and CT contains a prohibition against certain sales of the Company's assets, and McAfee requires that such prohibition be waived prior to the Closing, and McAfee additionally requires that CT waive, on behalf of itself and any subsidiaries, current or former, any and all rights in and to any of the assets to be transferred pursuant to the Purchase Agreement.

WHEREAS: Company and CT desire to release each other from any and all claims, demands, causes of action, suits, damages, remedies, obligations, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each party now has, has ever had, or may hereafter have, against the other party arising contemporaneously with or prior to the Closing or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing ("Claims").

WHEREAS: Company desires to assign to CT certain rights in and to its rights and causes of action against Company's insurance company related to prior litigation.

NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:


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
     1. Termination of CT Agreements. Contingent upon, and effective upon, the Closing, the CT Agreements shall each be canceled and terminated, and the terms and provisions of each shall have no further force or effect after the Closing.

     2.     Releases.     Contingent upon, and effective upon, the Closing, each
party hereby unconditionally and irrevocably releases and forever discharges the other party from any and all Claims.

     3. Assignment. Contingent upon, and effective upon, the Closing, the Company hereby sells, transfers, assigns, conveys, grants and delivers to CT, all of the Company's right, title and interest in and to all rights and causes of action against the Company's insurance company, Mutual Marine ("MM"), but only to the extent such rights and causes of action relate specifically to the denial of claims or coverage by MM or any of its affiliates in connection with the claims in the lawsuits by Meyers Associates, L.P. f/k/a Roan/Meyers Associates, L.P. and f/k/a Janssen-Meyers Associates, L.P.

     4. Waivers. Contingent upon, and effective upon, the Closing, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, CT hereby (a) consents to the Purchase Agreement and the transactions contemplated thereby, and hereby waives any prohibition or restriction to the same set forth in Section 7.18 of the Distribution Agreement or otherwise, as well as any other right CT may have to prohibit or restrict in any way the Purchase Agreement or any of the transactions contemplated thereby and (b) on behalf of itself and any current or former subsidiaries of CT, waives and releases any and all right, title, interest or claim it, or any of them, may have in and to any of the assets transferred by CT to the Company pursuant to the Distribution Agreement, including, without limitation, in and to any and all of the assets to be transferred by the Company or its subsidiaries to McAfee or its subsidiary pursuant to the Purchase Agreement and the transactions contemplated thereby.

5.     General  Provisions.
This Agreement shall be governed by the laws of the State of Texas. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in writing signed by the parties.

Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

Each of the parties hereto agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.


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
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

CITADEL SECURITY SOFTWARE, INC.

By:     /s/ Steven B. Solomon
Name:   Steven B. Solomon
Title:  CEO


CT HOLDINGS ENTERPRISES, INC.

By:     /s/ Steven B. Solomon
Name:   Steven B. Solomon
Title:  CEO


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